Exhibit 99.1

LuxUrban Hotels to Operate James NoMad Hotel in New York City

To be Rebranded the J Hotel by LuxUrban, a Wyndham Grand® Hotel

353-Room Historic Property is LuxUrban’s Largest Operating Rights Acquisition to Date

MIAMI, FL, - January 30, 2024 - LuxUrban Hotels Inc. (“LuxUrban” or the “Company”) (Nasdaq: LUXH), which utilizes an asset-light business model to lease entire hotels on a long-term basis and rent out hotel rooms in these properties in key major metropolitan cities, today announced that it has signed and funded a 15-year Master Lease Agreement (MLA), plus two, five-year options, to operate The James NoMad Hotel in New York City. LuxUrban expects that The James will be rebranded as The J Hotel by LuxUrban, a Wyndham Grand® Hotel. The Company expects to take possession of the property and begin welcoming guests on or before March 1, 2024.

Boasting an exceptional Beaux-Arts style exterior, the James NoMad is a New York City landmark. This 353-room property – which carries a rating of 4.5 on Tripadvisor® - is conveniently located in midtown Manhattan and just a short walk from the Empire State Building, Madison Square Garden and Grand Central Station. Eclectic, post-modern touches define the lobby and works from local artists adorn the walls. The hotel, designed by renowned architect Thomas Juul-Hansen, has been described as an “urban sanctuary.”

Guests can enjoy renowned indoor/outdoor Italian dining at Scarpetta – which has received a James Beard nomination for ‘Best New Restaurant in America’ as well as a coveted three-star review from the New York Times – and relax at The Seville, the hotel’s throwback, speak-easy style cocktail lounge.

Location: 22 East 29th Street, New York City.

“The J Hotel will mark LuxUrban’s 13th hotel under long-term lease in our core market of New York City and expand our range of offerings to business and leisure travelers,” said Brian Ferdinand, Chairman and Co-Chief Executive Officer of LuxUrban Hotels. “I want to thank GFI Hospitality, an affiliate of GFI Capital Resources Group, for its support, professionalism, and vision in consummating this transaction. GFI Hospitality has completed over $4 billion in hotel transactions and created some of the world’s most iconic lifestyle hotels – including the Beekman, a Thompson Hotel, The Thompson Central Park, Ace New York, Ace Brooklyn, Ace Palm Springs, and the James NoMad. We look forward to our continued collaboration.”

Allen Gross, CEO of GFI, said, “GFI looks forward to collaborating with LuxUrban on additional transactions. In our view, LuxUrban’s unique MLA model coupled with its’ partnership with Wyndham Hotels & Resorts, which boasts the largest rewards program in the world, has positioned the Company for great success. As a developer and owner of over $4 billion of hospitality assets, we are very excited to be working with LuxUrban.”

Mr. Ferdinand concluded, “By acquiring the long-term operating rights to select hotels, LuxUrban allows owners and operators to retain ownership of their properties while unlocking the full commercial potential of each asset. We believe that this transaction reflects the growing industry acceptance of our evolving asset-light business model and the inherent, value-driving benefits of our collaboration with Wyndham Hotels & Resorts. I want to thank Wyndham for its support in connection with our largest hotel transaction to date. As our business continues to mature, the size and quality of the hotels we are targeting are expected to continue to improve, as will our ability to be selective in the assets we acquire under long-term MLA. Some of the hotels we are currently considering include food and beverage options, as well as meetings and entertainment venues. These are welcome amenities for our guests, although they would be owned and operated by an outside party given our focus on turnkey hotel properties with minimal cap-ex requirements.

“Having added our first hotel to the Wyndham platform in late Q3 (September) 2023 and completing the portfolio integration in Q4 2023, we are seeing an increasing percentage of Wyndham direct sales which are expected to reduce our dependency on comparatively lower margin third-party OTAs. We expect to realize scale-driven cost efficiencies more fully as we build property density in our existing cities.”

Shanoop Kothari Co-CEO & CFO Joins Atlanta Fed's Business Inflation Expectations Panel

The Company also announced that Shanoop Kothari, LuxUrban’s President, Co-Chief Executive Officer, and Chief Financial Officer has accepted an invitation to join the Atlanta Fed's Business Inflation Expectations Panel. The only panel of its kind, the Business Inflation Expectations Panel explores the expectations of business leaders regarding changes in their level of inflation with relation to sales revenue and growth a year ahead of time. The Company believes the size and footprint of its hotel portfolio and the expected growth of its operations provide an informed basis to provide insight on the impact of inflation on hotel operations nationwide.

Throughout his more than 25-year career, Mr. Kothari has held positions of increasing responsibility in the areas of accounting, corporate finance, executive management, and capital markets. A Certified Public Accountant and Certified Internal Auditor, as well as holding Series 7 / 24 / 63 licenses, Mr. Kothari began his career at Price Waterhouse as a senior auditor. His experience as CFO includes BindView Development Corporation, a publicly traded software company that was acquired by Symantec Corporation, and for a private oil and gas refinery joint venture with HollyFrontier. Mr. Kothari spent a total of 12 years as an investment banker with Credit Suisse and FBR. Mr. Kothari received a BA in Accounting from Southern Methodist University, cum laude, and an MBA from Rice University, where he was Jones Scholar.

LuxUrban Hotels Inc.

LuxUrban Hotels Inc. utilizes an asset light business model to secure the long-term operating rights for entire hotels through Master Lease Agreements (MLA) and rents out, on a short-term basis, hotel rooms to business and vacation travelers. The Company is aggressively building a portfolio of hotel properties in destination cities by capitalizing on the dislocation in commercial real estate markets and the large amount of debt maturity obligations on those assets coming due with a lack of available options for owners of those assets. LuxUrban’s MLA allows owners to hold onto their assets and retain their equity value while LuxUrban operates and owns the cash flow operating business for the life of the MLA. In partnership with Wyndham Hotels and Resorts, the largest hotel company in the world by rooms, LuxUrban gains several competitive advantages including joint branding for marketing, sales, and distribution, capital allocation from Wyndham for each hotel it acquires, and ongoing customer support and training across its portfolio.

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Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). The statements contained in this release that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Generally, the words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this release may include, for example, statements with respect to the success of the Company’s collaboration with Wyndham Hotels & Resorts, scheduled property openings, expected closing of noted lease transactions, the Company’s ability to continue closing on additional leases for properties in the Company’s pipeline, as well the Company’s anticipated ability to commercialize efficiently and profitably the properties it leases and will lease in the future. The forward-looking statements contained in this release are based on current expectations and belief concerning future developments and their potential effect on the Company. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements are subject to a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results of performance to be materially different from those expressed or implied by these forward-looking statements, including those set forth under the caption “Risk Factors” in our public filings with the SEC, including in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022, and any updates to those factors as set forth in subsequent Quarterly Reports on Form 10-Q or other public filings with the SEC. The forward-looking information and forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information and/or forward-looking statements that are contained or referenced herein, except in accordance with applicable securities laws.

Contact
Shanoop Kothari	Devin Sullivan
President, Co-Chief Executive Officer & Chief Financial Officer	Managing Director
LuxUrban Hotels Inc.	The Equity Group Inc.
shanoop@luxurbanhotels.com	dsullivan@equityny.com

Conor Rodriguez, Analyst
crodriguez@equityny.com

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